Exhibit 4(c)
[FACE OF SPECIMEN CERTIFICATE]

COMMON STOCK	COMMON STOCK
NUMBER	SHARES
BAC	PAR VALUE $.01 PER SHARE

THIS CERTIFICATE IS TRANSFERABLE
IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY	CUSIP 060505 10 4
Bank of America Corporation
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFIES THAT
SEE REVERSE FOR
CERTAIN DEFINITIONS
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Bank of America Corporation transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the provisions of the Certificate of Incorporation, all amendments thereto, and the Bylaws of the Corporation, and to the rights, preferences and voting powers of the Preferred Stock of the Corporation now or hereafter outstanding; the terms of all such provisions, rights, preferences and voting powers being incorporated herein by reference. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal and the facsimile signatures of the duly authorized officers of the Corporation.
Dated:
COUNTERSIGNED AND REGISTERED:
EQUISERVE TRUST COMPANY, NA

BY		TRANSFER AGENT AND REGISTRAR

	AUTHORIZED SIGNATURE		CORPORATE SECRETARY	CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

[CORPORATE SEAL]

[REVERSE OF SPECIMEN CERTIFICATE]
Bank of America Corporation
     BANK OF AMERICA CORPORATION’S AUTHORIZED CAPITAL STOCK INCLUDES COMMON STOCK AND ADDITIONAL SERIES OF PREFERRED STOCK WHICH, WHEN ISSUED, MAY HAVE CERTAIN PREFERENCES OR SPECIAL RIGHTS IN THE PAYMENT OF DIVIDENDS, IN VOTING, UPON LIQUIDATION, OR OTHERWISE. THE CORPORATION WILL, UPON REQUEST, FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE INFORMATION IN WRITING AS TO EACH CLASS OR SERIES OF SUCH COMMON AND PREFERRED STOCK AUTHORIZED AND OUTSTANDING AND A COPY OF THE PORTIONS OF THE RESTATED ARTICLES OF INCORPORATION OR RESOLUTIONS CONTAINING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ALL SHARES AND ANY CLASS OR SERIES THEREOF. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-___CUSTODIAN___
(Cust) (Minor)
TEN ENT	-	as tenants by the entireties	under Uniform Gifts to Minors
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Act (State)
     Additional abbreviations may also be used though not in the above list.
For value received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

Signature

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.